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Exhibit 99.1

Rocket Lab Announces Second Quarter 2024 Financial Results, Posts Record Revenue on 71% Year-on-Year Growth

Long Beach, California. August 8, 2024 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today shared the financial results for fiscal second quarter, ended June 30, 2024.

Rocket Lab founder and CEO, Sir Peter Beck, said: “This year’s second quarter was Rocket Lab’s highest revenue quarter in Company history at $106 million. This 71% year-on-year revenue increase demonstrates the strong and growing demand for our launch services and space systems products, and importantly, our team’s ability to execute against it. Meanwhile, we reached a critical milestone in the development of our new medium lift rocket Neutron, with the successful completion of the first hot fire for the Archimedes engine. Over the same period, we made significant progress in Neutron production and launch infrastructure with the scaling of engine production facilities, installation of the automated fiber placement machine that will produce Neutron’s largest carbon fiber structures, and we furthered development of Launch Complex 3 and the integration and assembly facility on site in Wallops, Virginia. On the small launch front, Electron remains the leading small rocket globally with successful launches in the quarter for government and commercial customers, and demand for it continues to grow with 17 new launches signed so far this year. We also continue to reach development and production milestones across our space systems programs, in which we have more than $720 million in spacecraft under contract. Some significant achievements on this front include the completion of twin Rocket Lab-designed and built satellites for a NASA mission to Mars, as well as completing successful development reviews for the government and commercial constellations we have in work.”

Business Highlights for the Second Quarter 2024, plus updates since June 30, 2024:

•
Achieved our highest revenue quarter in Company history at $106 million.
•
Successful Electron launches for NASA, commercial constellation operators Synspective, Kineis, and the Korea Advanced Institute of Science and Technology (KAIST). Electron remains the most frequently launched small rocket globally and Electron launches have accounted for 64% of all non-SpaceX orbital U.S. launches in 2024 to date.
•
Successfully launched our 50th Electron mission, reaching 50 launches faster than any commercially developed rocket in history.
•
Demonstrated pinpoint deployment accuracy by launching customer payload to within eight meters of target orbit (accepted industry tolerance is typically 15 kilometers).
•
Signed 17 new launch contracts year-to-date, including multi-launch deals with commercial constellation operators, a HASTE (Hypersonic Accelerator Suborbital Test Electron) launch for a government customer, and two highly complex missions for the Department of Defense, including a responsive launch demonstration in which Rocket Lab will build a spacecraft, as well as launch and operate it as an end-to-end space service.
•
Reached major development milestone with successful completion of first Archimedes engine hot fire. Now moving into production for remaining flight engines.
•
Significant progress made in development and flight hardware of Neutron structures, fairing, avionics, and flight software.

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•
Infrastructure development progressing to support first Neutron flight and operational launch cadence, including scaling Archimedes engine production line, arrival of long lead cryogenic systems at launch site, installation of automated fiber placement machine for Neutron production, and entering final construction phase of establishing final assembly facility at Wallops, Virginia.
•
Completed production of two spacecraft for NASA’s ESCAPADE mission to Mars, scheduled to launch this year.
•
Signed preliminary terms for $49.4m in state and federal funding, including a portion under the CHIPS Act, to expand production of solar cells in Albuquerque, New Mexico.
•
Progressing development and production of spacecraft for Varda Space Industries, as well as constellations on contract for the Space Development Agency and MDA/Globalstar.
•
Introduced a new satellite dispenser at the Small Satellite Conference in Utah to provide customers with more flexibility when designing spacecraft.

Third Quarter 2024 Guidance

For the third quarter of 2024, Rocket Lab expects:

•
Revenue between $100 million and $105 million.
•
Space Systems revenue between $79 million and $84 million.
•
Launch Services revenue of approximately $21 million.
•
GAAP Gross Margins between 25% and 27%.
•
Non-GAAP Gross Margins between 30% and 32%.
•
GAAP Operating Expenses between $80 million and $82 million.
•
Non-GAAP Operating Expenses between $69 million and $71 million.
•
Expected Interest Expense (Income), net $1 million.
•
Adjusted EBITDA loss of $31 million to $33 million.
•
Basic Shares Outstanding of 498 million.

See “Use of Non-GAAP Financial Measures” below for an explanation of our use of Non-GAAP financial measures, and the reconciliation of historical Non-GAAP measures to the comparable GAAP measures in the tables attached to this press release. We have not provided a reconciliation for the forward-looking Non-GAAP Gross Margin, Non-GAAP Operating Expenses or Adjusted EBITDA expectations for Q3 2024 described above because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures, particularly related to stock-based compensation and its related tax effects. Stock-based compensation is currently expected to range from $12 million to $14 million in Q3 2024.

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Conference Call Information

Rocket Lab will host a conference call for investors at 2 p.m. PT (5 p.m. ET) today to discuss these business highlights and financial results for our second quarter, to provide our outlook for the third quarter, and other updates.

The live webcast and a replay of the webcast will be available on Rocket Lab’s Investor Relations website: https://investors.rocketlabusa.com/events-and-presentations/events

About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, satellite manufacture, spacecraft components, and on-orbit management solutions that make it faster, easier and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle, various satellite platforms, and is developing the Neutron launch vehicle for large spacecraft and constellation deployment. From its first orbital launch in January 2018 to date, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 191 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s Photon spacecraft platform has been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand and a third launch site in Virginia, USA. To learn more, visit www.rocketlabusa.com.

+ Rocket Lab Investor Relations

investors@rocketlabusa.com

+ Rocket Lab Media Contact

Morgan Connaughton

media@rocketlabusa.com

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+ FORWARD LOOKING STATEMENTS

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release, including statements regarding our expectations of financial results for the third quarter of 2024, strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on Rocket Lab’s current expectations and beliefs concerning future developments and their potential effects. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rocket Lab’s control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including risks related to delays and disruptions in expansion efforts; delays in the development of our Neutron rocket; our dependence on a limited number of customers; the harsh and unpredictable environment of space in which our products operate which could adversely affect our launch vehicle and spacecraft; increased competition in our industry due in part to rapid technological development; technological change in our industry which we may not be able to keep up with or which may render our services uncompetitive; average selling price trends; general economic uncertainty and turbulence which could impact our customers’ ability to pay what we are owed; failure of our launch vehicles, spacecraft and components to operate as intended either due to our error in design, in engineering, in production or through no fault of our own; launch schedule disruptions; supply chain disruptions, product delays or failures; launch failures; natural disasters and epidemics or pandemics; any inability to effectively integrate recently acquired assets; a US government shutdown or delays in government funding; changes in governmental regulations including with respect to trade and export restrictions, or in the status of our regulatory approvals or applications; or other events that force us to cancel or reschedule launches, including customer contractual rescheduling and termination rights; risks that acquisitions may not be completed on the anticipated time frame or at all or do not achieve the anticipated benefits and results; and the other risks detailed from time to time in Rocket Lab’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Rocket Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, and elsewhere. There can be no assurance that the future developments affecting Rocket Lab will be those that we have anticipated. Except as required by law, Rocket Lab is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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+ USE OF NON-GAAP FINANCIAL MEASURES

We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (“GAAP”) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company's ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliation of the non-GAAP financial information to the corresponding GAAP measures for the historical periods disclosed are included at the end of the tables in this press release. We have not provided a reconciliation for forward-looking non-GAAP financial measures because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures, particularly related to stock-based compensation and its related tax effects. The following definitions are provided:

+ ADJUSTED EDITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income or loss to determine Adjusted EBITDA. Management believes this measure provides investors meaningful insight into results from ongoing operations.

+ OTHER NON-GAAP FINANCIAL MEASURES

Non-GAAP gross profit, research and development, net, selling, general and administrative, operating expenses, operating loss and total other income (expense), net, further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from the applicable GAAP financial measure. Management believes these non-GAAP measures provide investors meaningful insight into results from ongoing operations.

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$106,251	$62,045	$199,018	$116,940
Cost of revenues	79,089	47,452	147,682	95,990
Gross profit	27,162	14,593	51,336	20,950
Operating expenses:
Research and development, net	39,912	31,035	78,416	54,940
Selling, general and administrative	30,524	28,717	59,273	57,186
Total operating expenses	70,436	59,752	137,689	112,126
Operating loss	(43,274)	(45,159)	(86,353)	(91,176)
Other income (expense):
Interest expense, net	(824)	(745)	(1,722)	(1,430)
(Loss) gain on foreign exchange	(286)	(90)	25	44
Other income, net	1,893	866	1,304	2,343
Total other income (expense), net	783	31	(393)	957
Loss before income taxes	(42,491)	(45,128)	(86,746)	(90,219)
Benefit (provision) for income taxes	860	(761)	855	(1,287)
Net loss	$(41,631)	$(45,889)	$(85,891)	$(91,506)
Net loss per share attributable to Rocket Lab USA, Inc.:
Basic and diluted	$(0.08)	$(0.10)	$(0.17)	$(0.19)
Weighted-average common shares outstanding:
Basic and diluted	494,190,708	479,735,858	492,092,709	477,977,551

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2024 AND DECEMBER 31, 2023

(unaudited; in thousands, except share and per share data)

	June 30, 2024	December 31,
	(unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$340,911	$162,518
Marketable securities, current	155,844	82,255
Accounts receivable, net	50,476	35,176
Contract assets	18,744	12,951
Inventories	104,539	107,857
Prepaids and other current assets	81,322	66,949
Assets held for sale	—	9,016
Total current assets	751,836	476,722
Non-current assets:
Property, plant and equipment, net	155,894	145,409
Intangible assets, net	64,243	68,094
Goodwill	71,020	71,020
Right-of-use assets - operating leases	55,283	59,401
Right-of-use assets - finance leases	14,667	14,987
Marketable securities, non-current	46,411	79,247
Restricted cash	3,640	3,916
Deferred income tax assets, net	1,573	3,501
Other non-current assets	24,031	18,914
Total assets	$1,188,598	$941,211
Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$26,468	$29,303
Accrued expenses	11,937	5,590
Employee benefits payable	13,918	16,342
Contract liabilities	184,042	139,338
Current installments of long-term borrowings	11,345	17,764
Other current liabilities	18,731	15,036
Total current liabilities	266,441	223,373
Non-current liabilities:
Convertible senior notes, net	344,344	—
Long-term borrowings, net, excluding current installments	50,061	87,587
Non-current operating lease liabilities	52,888	56,099
Non-current finance lease liabilities	15,112	15,238
Deferred tax liabilities	619	426
Other non-current liabilities	3,953	3,944
Total liabilities	733,418	386,667
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares: 2,500,000,000; issued and outstanding shares: 496,500,849 and 488,923,055 at June 30, 2024 and December 31, 2023, respectively	50	49
Additional paid-in capital	1,165,322	1,176,484
Accumulated deficit	(709,417)	(623,526)
Accumulated other comprehensive income (loss)	(775)	1,537
Total stockholders’ equity	455,180	554,544
Total liabilities and stockholders’ equity	$1,188,598	$941,211

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(unaudited; in thousands)

	For the Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(85,891)	$(91,506)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,421	13,785
Stock-based compensation expense	27,048	29,300
(Gain) loss on disposal of assets	(1,192)	27
Loss on extinguishment of long-term debt	1,330	—
Amortization of debt issuance costs and discount	1,454	1,431
Noncash lease expense	2,959	2,026
Change in the fair value of contingent consideration	(218)	1,600
Accretion of marketable securities purchased at a discount	(1,605)	(2,116)
Deferred income taxes	2,000	248
Changes in operating assets and liabilities:
Accounts receivable, net	(15,420)	11,433
Contract assets	(5,793)	(7,264)
Inventories	2,530	(10,611)
Prepaids and other current assets	(4,638)	(10,839)
Other non-current assets	(5,289)	(5,634)
Trade payables	(1,930)	13,234
Accrued expenses	6,566	(2,845)
Employee benefits payables	(1,064)	4,116
Contract liabilities	44,718	26,230
Other current liabilities	4,222	(1,881)
Non-current lease liabilities	(2,860)	(1,942)
Other non-current liabilities	1,064	(241)
Net cash used in operating activities	(15,588)	(31,449)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and software	(34,521)	(23,246)
Proceeds on disposal of assets, net	10,815	—
Cash paid for asset acquisition	—	(16,119)
Purchases of marketable securities	(113,274)	(132,000)
Maturities of marketable securities	73,883	154,176
Net cash used in investing activities	(63,097)	(17,189)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options and public warrants	1,159	1,808
Proceeds from Employee Stock Purchase Plan	2,665	2,522
Proceeds from sale of employees restricted stock units to cover taxes	9,270	7,801
Minimum tax withholding paid on behalf of employees for restricted stock units	(9,479)	(6,968)
Payment of contingent consideration	—	(1,000)
Purchase of capped calls related to issuance of convertible senior notes	(43,168)	—
Proceeds from issuance of convertible senior notes	355,000	—
Repayments on Trinity Loan Agreement	(45,822)	—
Payment of debt issuance costs	(12,205)	—
Finance lease principal payments	(477)	(160)
Net cash provided by financing activities	256,943	4,003
Effect of exchange rate changes on cash and cash equivalents	(141)	(482)
Net increase (decrease) in cash and cash equivalents and restricted cash	178,117	(45,117)
Cash and cash equivalents, and restricted cash, beginning of period	166,434	245,871
Cash and cash equivalents, and restricted cash, end of period	$344,551	$200,754

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(unaudited; in thousands)

The tables provided below reconcile the non-GAAP financial measures Adjusted EBITDA, Non-GAAP gross profit, Non-GAAP research and development, net, Non-GAAP selling, general and administrative, Non-GAAP operating expenses, Non-GAAP operating loss and Non-GAAP total other income (expense), net with the most directly comparable GAAP financial measures. See above for additional information on the use of these non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NET LOSS	$(41,631)	$(45,889)	$(85,891)	$(91,506)
Depreciation	4,796	3,513	9,720	7,226
Amortization	3,312	3,239	6,701	6,559
Stock-based compensation expense	13,955	15,264	27,048	29,300
Transaction costs	12	4	384	169
Interest expense, net	824	745	1,722	1,430
Change in fair value of contingent consideration	53	1,300	(218)	1,600
Performance reserve escrow	—	1,788	—	3,626
(Benefit) provision for income taxes	(860)	761	(855)	1,287
Loss (gain) on foreign exchange	286	90	(25)	(44)
Accretion of marketable securities purchased at a discount	(764)	(989)	(1,606)	(2,154)
(Gain) loss on disposal of assets	(1,195)	22	(1,192)	27
Employee retention credit	—	—	—	(3,841)
Loss on extinguishment of debt	—	—	1,330	—
ADJUSTED EBITDA	$(21,212)	$(20,152)	$(42,882)	$(46,321)

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	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Gross profit	$27,162	$14,593	$51,336	$20,950
Stock-based compensation	3,673	3,330	7,176	7,143
Amortization of purchased intangibles and favorable lease	1,741	1,709	3,484	3,419
Performance reserve escrow	—	76	—	133
Employee retention credit	—	—	—	(2,130)
Non-GAAP Gross profit	$32,576	$19,708	$61,996	$29,515
Non-GAAP Gross margin	30.7%	31.8%	31.2%	25.2%

GAAP Research and development, net	$39,912	$31,035	$78,416	$54,940
Stock-based compensation	(5,049)	(6,652)	(9,034)	(11,674)
Amortization of purchased intangibles and favorable lease	(155)	(9)	(384)	(18)
Employee retention credit	—	—	—	631
Non-GAAP Research and development, net	$34,708	$24,374	$68,998	$43,879

GAAP Selling, general and administrative	$30,524	$28,717	$59,273	$57,186
Stock-based compensation	(5,233)	(5,282)	(10,838)	(10,483)
Amortization of purchased intangibles and favorable lease	(1,382)	(1,395)	(2,314)	(2,829)
Transaction costs	(12)	(4)	(384)	(169)
Performance reserve escrow	—	(1,712)	—	(3,493)
Change in fair value of contingent consideration	(53)	(1,300)	218	(1,600)
Employee retention credit	—	—	—	1,080
Non-GAAP Selling, general and administrative	$23,844	$19,024	$45,955	$39,692

GAAP Operating expenses	$70,436	$59,752	$137,689	$112,126
Stock-based compensation	(10,282)	(11,934)	(19,872)	(22,157)
Amortization of purchased intangibles and favorable lease	(1,537)	(1,404)	(2,698)	(2,847)
Transaction costs	(12)	(4)	(384)	(169)
Performance reserve escrow	—	(1,712)	—	(3,493)
Change in fair value of contingent consideration	(53)	(1,300)	218	(1,600)
Employee retention credit	—	—	—	1,711
Non-GAAP Operating expenses	$58,552	$43,398	$114,953	$83,571

GAAP Operating loss	$(43,274)	$(45,159)	$(86,353)	$(91,176)
Total non-GAAP adjustments	17,298	21,469	33,396	37,120
Non-GAAP Operating loss	$(25,976)	$(23,690)	$(52,957)	$(54,056)

GAAP Total other income (expense), net	$783	$31	$(393)	$957
Loss (gain) on foreign exchange	286	90	(25)	(44)
(Gain) loss on disposal of assets	(1,195)	22	(1,192)	27
Loss on extinguishment of debt	—	—	1,330	—
Non-GAAP Total other income (expense), net	$(126)	$143	$(280)	$940

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